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                                                                    EXHIBIT 4(k)



                         SECOND SUPPLEMENT TO GUARANTY


     THIS SECOND SUPPLEMENT TO GUARANTY (herein called this "Supplement") executed as of the 7th day of April, 1994, by NAVAJO REFINING COMPANY, a Delaware corporation ("Navajo"), HOLLY PETROLEUM, INC., a Delaware corporation ("Holly Petroleum"), NAVAJO HOLDINGS, INC., a New Mexico corporation ("Navajo Holdings"), NAVAJO PIPELINE CO., a Delaware corporation ("Navajo Pipeline"), LEA REFINING COMPANY, a Delaware corporation ("Lea"), NAVAJO WESTERN ASPHALT COMPANY, a New Mexico corporation ("Navajo Western") and NAVAJO CRUDE OIL MARKETING COMPANY, a Texas corporation ("Navajo Crude") (each individually a "Guarantor" and collectively, the "Guarantors") in favor of NATIONSBANK OF TEXAS, N.A. ("NationsBank") BANQUE PARIBAS ("Banque Paribas"), THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston"), THE BANK OF NOVA SCOTIA ("Bank of Nova Scotia"; NationsBank, Banque Paribas, Bank of Boston and Bank of Nova Scotia individually, a "Bank" and collectively, the "Banks"), and NATIONSBANK OF TEXAS, N.A., as agent (in its capacity as agent, "Agent") for the Banks under that certain First Amended and Restated Credit Agreement (as heretofore, now or hereafter amended, modified or supplemented, the "Credit Agreement") dated July 23, 1993, by and among Holly Corporation, a Delaware corporation ("Debtor"), each Guarantor (other than Navajo Crude), Montana Refining Company, A Partnership, a Montana partnership ("Montana"), Agent and Banks.

                              W I T N E S S E T H:

     WHEREAS, each Guarantor (other than Navajo Crude) has entered into that certain Guaranty dated as of July 30, 1991 as supplemented by that certain First Supplement to Guaranty executed as of February 20, 1992, to be effective as of December 27, 1991 (as so supplemented the "Original Guaranty") for the purpose and consideration therein expressed, whereby each such Guarantor guaranteed the obligations (as defined in the Original Guaranty); and

     WHEREAS, Debtor, Guarantors, Montana, Agent and Banks have entered into that certain First Amendment to First Restated and Amended Credit Agreement (the "Credit Agreement Amendment") dated of even date herewith, pursuant to which Navajo Crude became a "Related Person" for purposes of the Credit Agreement; and

     WHEREAS, it is a condition precedent to the Banks' obligations to enter into the Amendment to Credit Agreement that Navajo Crude shall guaranty the Obligations; and

     WHEREAS, the board of directors of each Guarantor has determined that such Guarantor's execution, delivery and





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performance of this Supplement may reasonably be expected to be of material benefit, direct and indirect, to such Guarantor and that the consummation of the transactions contemplated by the Loan Documents is in the best interests of such Guarantor;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Banks to advance funds and issue letters of credit under the Credit Agreement, each Guarantor hereby agrees with the Banks as follows:

                                   ARTICLE I.

                           Definitions and References

     Section 1.1. Terms Defined in the Original Guaranty. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Guaranty shall have the same meanings whenever used in this Supplement.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Supplement shall have the meanings assigned to them in this Section 1.2.

              "Supplement" shall mean this Second Supplement to Guaranty.

              "Guaranty" shall mean the Original Guaranty as supplemented hereby.

                                  ARTICLE II.

                        Supplement to Original Guaranty

     Section 2.1. Each reference to the term "Guarantor" or "Guarantors" in the Original Guaranty shall be deemed to collectively and individually refer to each of Navajo, Holly Petroleum, Navajo Holdings, Navajo Pipeline, Lea, Navajo Western and Navajo Crude.

     Section 2.2. The second sentence of Section 2(c) of the Original Guaranty is hereby amended in its entirety to read as follows:

     "If Debtor or Montana shall for any reason fail to perform promptly any Obligation, each Guarantor will, forthwith upon demand by Agent, cause such Obligation to be performed or, if specified by Agent, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and





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     faithful performance of such Obigation by Agent or such other Person as
     Agent shall designate."

     Section 2.3. (a) Navajo Crude hereby irrevocably, absolutely, and unconditionally guarantees to Banks the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

                  (i) The Notes, including all principal, all interest thereon and all other sums payable thereunder; and

                 (ii)    The Reimbursement Obligations; and

                (iii) All other sums payable by Debtor and/or Montana under the other Obligation Documents, whether for principal, interest, fees, delivery of cash collateral, costs, expenses or otherwise.

     (b) Navajo Crude hereby irrevocably, absolutely, and unconditionally guarantees to Banks the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Debtor and Montana to Banks under, by reason of, or pursuant to any of the Obligation Documents.

     (c) If Debtor or Montana shall for any reason fail to pay any Obligation, as and when such Obligations shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Navaho Crude will, forthwith upon demand by Agent, pay such Obligation in full to Agent for the account of Banks. If Debtor or Montana shall for any reason fail to perform promptly any Obligation, Navajo Crude will, forthwith upon demand by Agent, cause such Obligation to be performed or, if specified by Agent, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such other Person as Agent shall designate.

     (d) If either Debtor, Montana or any Guarantor fails to pay or perform upon demand any Obligation as described in the immediately preceding subsections (a), (b), or (c) Navajo Crude will incur the additional obligation to pay to Agent for the account of Banks, and will forthwith upon demand by Agent pay to Banks, the amount of any and all expenses, including fees and disbursements of Banks' counsel and of any experts or agents retained by Banks, which Banks may incur as a result of such failure.

     (e) Navajo Crude shall be primarily liable hereunder for the payment and performance of the Obligations.





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                                  ARTICLE III.

                   Representations, Warranties and Covenants

     Section 3.1. Representations and Warranties of Guarantors. Each Guarantor represents and warrants that the representations and warranties contained in
Section 8 of the Original Guaranty are true and correct at and as of the execution date hereof and that the recitals at the beginning of this Supplement are true and correct in all respects.

                                  ARTICLE IV.

                                 Miscellaneous

     Section 4.1. Ratification of Guaranty. The Original Guaranty as hereby supplemented is hereby ratified and confirmed in all respects and the obligations and covenants of each Guarantor thereunder are unimpaired hereby and shall remain in full force and effect. Any reference to the Original Guaranty in any Loan Document shall be deemed to be a reference to the Original Guaranty as hereby supplemented. The execution, delivery and effectiveness of this Supplement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Banks under the Guaranty or any other Loan Document nor constitute a waiver of any provision of the Guaranty or any other Loan Document.

     Section 4.2. Survival of Agreements. All representations, warranties, covenants and agreements of each Guarantor herein shall survive the execution and delivery of this Supplement and the performance hereof, and the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.

     Section 4.3. Loan Documents. This Supplement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents shall apply hereto.

     Section 4.4. Governing Law. This Supplement shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 4.5. Counterparts. This Supplement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Supplement.





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      IN WITNESS WHEREOF, this Supplement is executed as of the date first above written.

                                       NAVAJO REFINING COMPANY

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer

                                       NAVAJO HOLDINGS, INC.

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer


                                       NAVAJO PIPELINE CO.

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer

                                       NAVAJO PETROLEUM, INC.

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer

                                       HOLLY PETROLEUM, INC.

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer




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                                       LEA REFINING COMPANY

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer

                                       NAVAJO WESTERN ASPHALT COMPANY

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer

                                       NAVAJO CRUDE OIL MARKETING COMPANY

                                       By: /s/ HENRY A. TEICHHOLZ
                                           Henry A. Teichholz
                                           Vice President and Treasurer




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